As filed with the Securities and Exchange Commission September 8, 2008

File No. 001-34099

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

AMENDMENT NO. 3

TO

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

Mastech Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	26-2753540
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

1000 Commerce Drive, Suite 500

Pittsburgh, PA 15275

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class To Be so Registered	Name of Exchange on Which Each Class is to be Registered
Common stock, par value $0.01 per share	American Stock Exchange

Securities registered pursuant to Section 12(g) of the Act:

None

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer  ☐    Accelerated filer  ☐    Non-accelerated filer  ☒    (Do not check if a smaller reporting company)

Smaller reporting company  ☐

INFORMATION INCLUDED IN INFORMATION STATEMENT

AND INCORPORATED BY REFERENCE IN FORM 10

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

This registration statement on Form 10 (the “Form 10”) incorporates by reference information contained in the information statement filed as exhibit 99.1 hereto (the “information statement”). The cross-reference table below identifies where the items required by Form 10 can be found in the information statement.

Item No.	Item Caption	Location in Information Statement
1.	Business	“Summary,” “Risk Factors,” “The Distribution,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Relationships Between Mastech and iGATE Following the Distribution” and “Where You Can Find More Information”

1A.	Risk Factors	“Risk Factors”

2.	Financial Information	“Unaudited Pro Forma Combined Financial Statements,” “Selected Historical Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosures About Market Risk”

3.	Properties	“Business – Real Estate”

4.	Security Ownership of Certain Beneficial Owners and Management	“Security Ownership of Certain Beneficial Owners and Management”

5.	Directors and Executive Officers	“Management”

6.	Executive Compensation	“Executive Compensation”

7.	Certain Relationships and Related Transactions, and Director Independence	“Summary,” “Management” and “Relationships Between Mastech and iGATE Following the Distribution”

8.	Legal Proceedings	“Business – Legal Proceedings”

9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	“Summary,” “The Distribution,” “Dividend Policy” and “Description of the Mastech Holdings Capital Stock”

10.	Recent Sale of Unregistered Securities	None

11.	Description of Registrant’s Securities to be Registered	“Summary,” “Dividend Policy” and “Description of the Mastech Holdings Capital Stock”

12.	Indemnification of Directors and Officers	“Executive Compensation – Director Compensation – Indemnification of Directors and Officers”

13.	Financial Statements and Supplementary Data	“Unaudited Pro Forma Combined Financial Statements,” “Selected Historical Financial Data,” “Index to the Financial Statements” and the financial statements referenced therein

14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	None

15.	Financial Statements and Exhibits

(a)	List of Financial Statements

The financial statement information required by this item is contained under the section “Index to Financial Statements” beginning on page F-1 of the information statement. That section is incorporated herein by reference.

(b)	Exhibits

The following exhibits are filed herewith unless otherwise indicated:

Exhibit Number	Exhibit Description

3.1*	Articles of Incorporation of Mastech Holdings, Inc.

3.2*	Amended and Restated Bylaws of Mastech Holdings, Inc.

10.1*	Form of Separation and Distribution Agreement between iGATE Corporation and Mastech Holdings, Inc.

10.2*	Form of Transition Services Agreement between iGATE Corporation and Mastech Holdings, Inc.

10.3*	Form of Tax Sharing Agreement between iGATE Corporation and Mastech Holdings, Inc.

10.4*	Form of Employee Matters Agreement between iGATE Corporation and Mastech Holdings, Inc.

10.5*	Mastech Holdings, Inc. Stock Incentive Plan

21.1*	List of Subsidiaries of Mastech Holdings, Inc.

99.1**	Preliminary Information Statement of Mastech Holdings, Inc., dated September 8, 2008

*	Previously filed.
**	Replaces previously filed exhibit.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Mastech Holdings, Inc.

By:	/S/ Steven Shangold
Name:	Steven Shangold
Title:	Chief Executive Officer and President

Dated: September 8, 2008

EXHIBIT TABLE

Exhibit Number	Exhibit Description

3.1*	Articles of Incorporation of Mastech Holdings, Inc.

3.2*	Amended and Restated Bylaws of Mastech Holdings, Inc.

10.1*	Form of Separation and Distribution Agreement between iGATE Corporation and Mastech Holdings, Inc.

10.2*	Form of Transition Services Agreement between iGATE Corporation and Mastech Holdings, Inc.

10.3*	Form of Tax Sharing Agreement between iGATE Corporation and Mastech Holdings, Inc.

10.4*	Form of Employee Matters Agreement between iGATE Corporation and Mastech Holdings, Inc.

10.5*	Mastech Holdings, Inc. Stock Incentive Plan

21.1*	List of Subsidiaries of Mastech Holdings, Inc.

99.1**	Preliminary Information Statement of Mastech Holdings, Inc., dated September 8, 2008

*	Previously filed.
**	Replaces previously filed exhibit.